Exhibit 10.1


                 2004 EAGLE BROADBAND, INC. STOCK INCENTIVE PLAN


                                    ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

     Eagle Broadband, Inc. (the "Company") has adopted this Stock Incentive Plan (the "Plan") as of November 5, 2003. The purpose of the Plan is to provide eligible persons in the Corporation's service (i.e., employees, directors, consultants, vendors, etc.) with stock awards ("Award Shares") to reward them for services and to encourage them to remain in the Company's service as well as providing the Company with a valuable tool for the recruitment and retention of managers, employees, etc. of outstanding ability.


                                    ARTICLE 2
                                 ADMINISTRATION

     The Plan shall be administered by the Board of Directors or by the Compensation Committee of the Board of Directors (the "Committee"), which has been authorized to act on behalf of the Company. The Committee shall determine the meaning and application of the provisions of the Plan. Subject to the terms of the Plan, the Committee shall have the exclusive authority to act on the following matters:

     (a)  Selection of the eligible persons who are to become Participants;

     (b)  The determination of each Participant's stock award;

     (c)  Any waiver or change of the Plan's conditions;

     (d) The adoption, amendment or rescission of rules, guidelines and forms relating to the Plan; and

     (e) Any other actions the Committee deems necessary or advisable for the administration of the Plan.

     All decisions, interpretations, and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action he or she has taken, or has failed to take, in good faith with respect to the Plan or any award. The Committee may delegate such ministerial actions, as it deems necessary or proper.

                                    ARTICLE 3
                                   ELIGIBILITY

     The persons eligible to participate in the Stock Incentive Plan are as follows: (i) employees, (ii) directors, (iii) consultants, (iv)vendors, (v) service providers, and (vii) other independent advisors who provide services to the Corporation (or any Parent or Subsidiary). The Participants shall be selected from time to time by the Committee from those eligible persons who, in the opinion of the Committee, are in a position to contribute materially to the attainment of the Company's financial objectives and managerial goals. Participation may be based on the recommendations of the Company's officers, subject to the Committee's approval. Such recommendations shall include a recommendation as to the number of Award Shares that should be awarded to each such individual. In selecting eligible persons and in determining the number of Award Shares it wishes to award, the Committee shall consider the position and responsibility of the eligible person, the value of their service to the Company and its subsidiary and such other factors as the Committee deems pertinent.

                                    ARTICLE 4
                                     AWARDS

     4.1 General. After an eligible individual has been selected as Participant, the Committee shall notify the Participant of his or her selection by letter (the "Award Letter"). The Award Letter will advise the Participant of the number of Award Shares awarded.

     4.2 Payment. The Committee shall determine the Participant's actual stock award and such award shall be awarded from time to time within the Committee's discretion, with the shares to be issued as soon as practicable thereafter. Distributions of Award Shares may be made from authorized but unissued shares. All authorized and unissued shares issued as Award Shares shall be fully paid and nonassessable shares and free from preemptive rights.

     4.3 Termination of Services. No Participant shall be eligible to receive a award unless such Participant is either employed by the Company or providing services to the Company at the time of the award.

     4.4 Withholding Taxes. Participants shall be obligated to satisfy all federal and state tax withholding obligations arising from the award of Award Shares.

     4.5 Nontransferability of Rights. Any right to a stock payment under the Plan shall be nontransferable. Any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to any such right shall be void and, at the Committee's option, shall cause such right to be forfeited.

                                    ARTICLE 5
                            STOCK SUBJECT TO THE PLAN

     5.1 The total number of shares of the Company's Common Stock ("Common Stock") which may be issued under the Plan shall not exceed 3,500,000 shares. The Company shall, at all times while the Plan is in force, reserve such number of Common Stock as will be sufficient to satisfy the requirements of the number of shares available for issuance under the Plan.

     5.2 In the event the outstanding shares of Common Stock are increased or decreased as a result of any stock split, stock dividend, recapitalization or other similar change in corporate structure effected without the receipt of consideration, or if the Common Stock is converted into other shares or securities of the Company or any other corporation as a result of a merger, reorganization, or other similar transaction, then appropriate adjustments shall be made by the Committee to the class and/or number of shares which are available for issuance under the Plan in order that there shall be no dilution or enlargement of benefits hereunder.

                                    ARTICLE 6
                               SHAREHOLDER RIGHTS

     No Participant shall have any rights as a shareholder until such time as any Award Shares are actually issued to such Participant.

                                   ARTICLE 7
                              NO EMPLOYMENT RIGHTS

     No provision of the Plan, nor any opportunity established under the Plan, shall be construed to give any person any right to remain in the Company's service. The Company reserves the right to terminate any person's service at any time, with or without cause.

                                    ARTICLE 8
                            AMENDMENTS OR TERMINATION

     The Company may amend, suspend or terminate the Plan at any time and for any reason. Neither an amendment of the Plan nor the termination thereof shall affect any Award Shares previously issued.

                                    ARTICLE 9
                                  CHOICE OF LAW

     The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

                                   ARTICLE 10
                                   DEFINITIONS

     10.1 "Award Shares" means the shares of the Company's Common Stock issuable or issued under the Plan.

     10.2 "Committee" means the Compensation Committee appointed by the Company's Board of Directors, or the entire Board of Directors.

     10.3 "Company" means Eagle Broadband, Inc., a Texas Corporation.

     10.4 "Participant" means an employee or director or consultant who has been selected for participation in the Plan.


                    Attested to by the Secretary of Eagle Broadband, Inc., as adopted by the Board of Directors, effective as of the 5th day of November 2003 (the "Effective Date").


                                                        /S/ Christopher W. Futer
                                                        ------------------------
                                                            Christopher W. Futer
                                                            Corporate Secretary

Exhibit A to
2004 Stock Incentive Plan


                               [EAGLE LETTERHEAD]

___________________
___________________
___________________

         Re:      Stock Award Letter

Dear _________:

     You have been granted a stock award (the "Award") for _______ shares (the "Shares") of the Company's common stock (the "Common Stock"), in all respects subject to the terms and conditions of the Company's 2004 Stock Incentive Plan (the "Plan"), which Plan is incorporated herein in its entirety by reference. Capitalized items not otherwise defined in this agreement (the "Award Letter") shall have the meaning given to such terms in the Plan.

     Restrictions on Sale. The Common Stock issued to you may not be sold if the sale of the Common Stock would constitute a violation of any applicable federal or state securities or other laws or regulations (including any regulations relating to insider trading). The Company has registered the issuance of these shares on a Form S-8. However, such registration does not supersede the Company's insider trading policy, which must strictly be followed.

     Independent Legal and Tax Advice. You should obtain independent legal and tax advice regarding this grant and the disposition of the Award granted.

     Amendment. This Award Letter may not be amended, modified, waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment, or waiver is sought.

     Supersedes Prior Agreements. This Award Letter shall supersede and replace all prior agreements and understandings, oral or written, between you and the Company regarding the grant of any Awards under the Plan.


Very truly yours,




_____________________


     You hereby acknowledge receipt of a copy of the Plan, the Company's most recent annual report on Form 10-K, the Company's most recent proxy statement, and the Company's quarterly reports on Form 10-Q for all fiscal quarters since the date of the annual report discussed previously, and you hereby accept this Award subject to all of the terms and provisions of the Plan. By signing below, you are representing to us that you have reviewed the Plan, the documents referred to above, and this Award Letter in their entirety, that you have had an opportunity to obtain the advice of counsel prior to executing this Award Letter, and that you fully understand all terms and conditions of this Award Letter. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee of the Board of Directors or the Board of Directors on any questions arising under the Plan.


DATED:  ___________________

By:

____________________________


                    Attested to by the Secretary of Eagle Broadband, Inc., as adopted by the Board of Directors, effective as of the 11th day of March 2003 (the "Effective Date").



                                                    ----------------------------
                                                    Christopher W. (Jim) Futer
                                                    Corporate Secretary